Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On January 29, 2026, VSE Corporation (“VSE” or “the Company”), VSE Mach HoldCo Acquisition Corp., a direct, wholly-owned subsidiary of the Company (“Rollover Purchaser”), VSE Mach Acquisition Corp., a direct, wholly-owned subsidiary of Rollover Purchaser (“Cash Purchaser”), GenNx/PAG IntermediateCo Inc. (“PAG HoldCo”) and GenNx360 PAG Buyer, LLC (“Seller”) entered into a stock purchase agreement, as amended by the First Amendment to Stock Purchase Agreement, dated as of May 4, 2026 (the “ Stock Purchase Agreement”), pursuant to which VSE would acquire all of the capital stock of PAG HoldCo, including its wholly owned subsidiary PAG Holding Corp., a Delaware corporation (d/b/a Precision Aviation Group) (“PAG”), a portfolio company of GenNx360 Capital Partners (such acquisition, the “Acquisition”), upon the consummation of the transaction. On May 5, 2026, VSE completed the PAG Acquisition (the “Closing”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2025 gives effect to the Acquisition, the Equity Financing (as defined below), and the Debt Financing (as defined below) as if those transactions had been completed on December 31, 2025 and combines the audited Condensed Combined Balance Sheet of the Company as of December 31, 2025, with the audited Condensed Combined Balance Sheet of PAG, as of December 31, 2025.

The unaudited pro forma Condensed Combined Statements of Operations for the year ended December 31, 2025 give effect to the Acquisition, the Equity Financing (as defined below), and the Debt Financing (as defined below) as if those transactions had occurred on January 1, 2025, the first day of the Company’s fiscal year 2025, and combines the historical results of the Company and PAG. The unaudited pro forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2025, combines the audited Condensed Combined Statement of Operations of the Company for the fiscal year ended December 31, 2025, and PAG’s audited Condensed Combined Statement of Operations for the fiscal year ended December 31, 2025.

The historical financial statements of the Company and PAG have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, the Equity Financing, and the Debt Financing, in accordance with U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that VSE’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate audited financial statements of the Company as of and for the fiscal year ended December 31, 2025, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026; and

•

the separate audited financial statements of PAG as of and for the fiscal year ended December 31, 2025, and the related notes, included in PAG’s audited annual financial statements for the fiscal year ended December 31, 2025, included in the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2026.

Description of the Acquisition

On May 5, 2026, pursuant to the Stock Purchase Agreement, VSE acquired all of the capital stock of PAG HoldCo from the Seller for an up-front consideration equal to $2.025 billion, subject to customary adjustments, consisting of $1.75 billion in cash (the “Cash Consideration”) and approximately $275 million of newly issued Rollover Purchaser Shares (as defined below), and up to an additional $125 million in contingent payment payable in cash, shares of common stock, par value $0.05 per share, of VSE (“VSE common stock”) or a combination thereof, at VSE’s sole discretion, payable to Seller if PAG HoldCo and its subsidiaries achieve certain profitability targets in fiscal year 2026 (the “Earn-Out Payment”). At the Closing, (i) Rollover Purchaser issued shares of Class B Common Stock, par value $0.05 per share (“Rollover Purchaser Shares”), to Seller in exchange for issued and outstanding shares of PAG HoldCo held by Seller with an aggregate value equal to approximately $275 million (such transaction, the “First Exchange”), (ii) Cash Purchaser paid the Cash Consideration to Seller and, in exchange for the Cash Consideration, Seller transferred to Cash Purchaser all of the shares of PAG HoldCo held by Seller that were not transferred to Rollover Purchaser pursuant to the First Exchange, and (iii) Rollover Purchaser contributed the shares of PAG HoldCo acquired in the First Exchange to Cash Purchaser immediately following receipt by Rollover Purchaser such that Cash Purchaser holds 100% of the capital stock of PAG HoldCo. Pursuant to an exchange and redemption agreement among VSE, Rollover Purchaser and Seller, dated as of May 5, 2026 (the “Exchange Agreement”), Seller has the right to exchange all or a portion of the Rollover Purchaser Shares for shares of VSE common stock on a one-for-one basis, subject to customary antidilution and change of control adjustments (such shares, the “Exchange Shares”). The Exchange Agreement will terminate upon the earlier of (i) the date no Rollover Purchase Shares remain outstanding, (ii) the mutual consent of the parties to the agreement, and (iii) the date that is three years following the Closing Date.

Description of the Debt Financing

On May 5, 2026, the Company, as the borrower, and its domestic wholly owned subsidiaries, as guarantors (collectively, together with the Company, the “Loan Parties”), entered into a first amendment (the “First Amendment”) to its existing senior secured credit agreement, dated as of May 2, 2025 (as amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with certain banks and financial institution as lenders (the “Lenders”), Citizens Bank, N.A., as revolver administrative agent and collateral agent, and Royal Bank of Canada, as term loan B agent. The First Amendment provides for, among other things, (i) a new senior secured term loan B facility in an aggregate principal amount of $900.0 million (the “New Term Loan B Facility”) and (ii) an upsize to the Company’s existing senior secured revolving credit facility from $400.0 million to $500.0 million (the “New Revolving Facility”) (collectively, the “Debt Financing”).

The Revolving Facility will mature on May 2, 2030. The New Term Loan B Facility will mature on May 5, 2033 and will amortize in equal quarterly installments of $9 million per year commencing with the first full fiscal quarter following the Closing Date, with the balance of outstanding borrowings payable on the final maturity date (subject to certain exceptions as provided in the Credit Agreement).

On May 5, 2026, the Company borrowed $900.0 million under the New Term Loan B Facility. The proceeds of the New Term Loan B Facility were used by the Company on the Closing Date (i) to fund a portion of the purchase price for the Acquisition, (ii) to repay certain fees and expenses incurred in connection with the Acquisition, (iii) to repay all of the Company’s outstanding borrowings under its existing senior secured term loan A facility and (iv) for general corporate purposes.

Description of the Equity Financing

In February 2026, the Company completed concurrent underwritten public offerings of (i) 4,587,766 shares of VSE common stock at a public offering price of $188.00 per share (the “Common Stock Offering”) and (ii) 9,200,000 5.750% tangible equity units (“TEUs”), each with a stated value of $50.00 (the “Units Offering,” and together with the Common Stock Offering, the “Equity Financing”). The Common Stock Offering closed on February 4, 2026, and the Units Offering closed on February 5, 2026. Net proceeds of approximately $1.3 billion were received by the Company, which were used to fund a portion of the cash consideration for the Acquisition.

Each TEU is comprised of (i) a prepaid stock purchase contract issued by the Company (a “purchase contract”) and (ii) a senior amortizing note issued by the Company.

Each purchase contract has a fair value per unit of $42.1775 pursuant to which the Company will deliver to the holder, on February 1, 2029 (subject to postponement in certain limited circumstances), unless earlier settled, a number of shares of the VSE common stock per purchase contract equal to an applicable settlement rate ranging from 0.2171 to 0.2660 shares. Unless settled earlier and subject to certain anti-dilution adjustments, each purchase contract will settle based upon the arithmetic average of the daily volume weighted average price of the VSE common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2029 (“the applicable market value”) as follows:

•	if the applicable market value is greater than or equal to the threshold appreciation price (initially $230.3086), holders will receive 0.2171 shares of VSE common stock for each purchase contract;

•

if the applicable market value is greater than the reference price (initially approximately $188.00) but less than the threshold appreciation price, holders will receive a number of shares of VSE common stock for each purchase contract equal to the TEU stated amount of $50.00, divided by the applicable market value; and

•	if the applicable market value is less than or equal to the reference price, holders will receive 0.2660 shares of VSE common stock for each purchase contract.

Each amortizing note issued by the Company has an initial principal amount of $7.8225 that pays quarterly installments of $0.7188 per amortizing note (except for the May 1, 2026 installment payment, which was $0.6868 per amortizing note), which cash payment in the aggregate will be equivalent to 5.750% per year with respect to the $50.00 stated amount per Unit.

The Equity Financing and Debt Financing are collectively referred to as the “Financing.”

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate consideration will be allocated to PAG HoldCo’s assets acquired and liabilities assumed based upon their estimated fair values on the Closing Date. The process of valuing the net assets of PAG HoldCo immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate consideration allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

The Company financed the Acquisition with a combination of proceeds from the Financing and cash from the combined company balance sheet.

All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars, unless otherwise noted, and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

($ in 000s)

			Transaction Accounting Adjustments
(in 000s)	VSE Corporation Historical As of December 31, 2025	PAG Historical (Reclassified) As of December 31, 2025 (Note 2)	Equity-Related Adjustments (Note 4)		Debt-Related Adjustments (Note 5)		Acquisition- Related Adjustments (Note 6)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$69,358	$17,051	$1,274,843	4(a)	$584,116	5(a)	$(1,770,311	) 6(a)	$175,057
Receivables, net	190,732	73,873	—		—		(1,729	) 6(b)	262,876
Contract assets	41,468	3,413	—		—		—		44,881
Inventories	553,834	188,879	—		—		—		742,713
Prepaid expenses and other current assets	37,937	5,216	—		—		—		43,153

Total current assets	893,329	288,432	1,274,843		584,116		(1,772,040)		1,268,680
Property and equipment, net	91,098	59,903	—		—		—		151,001
Intangible assets, net	295,962	315,819	—		—		334,181	6(c)	945,962
Goodwill	641,242	444,723	—		—		752,387	6(d)	1,838,252
Operating lease right-of-use assets	50,151	31,696	—		—		3,770	6(e)	85,617
Note receivable	27,041	—	—		—		—		27,041
Other assets	29,755	1,388	—		1,190	5(b)	—		32,333

Total assets	$2,028,578	$1,141,961	$1,274,843		$585,306		$(681,702)		$4,348,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,093	$22,424	4(b)	$1,500	5(c)	$(7,093	) 6(g)	$31,424
Accounts payable	154,506	34,617	949	4(c)	—		15,647	6(f)	205,719
Accrued expenses and other current liabilities	73,161	46,455	—		(65	) 5(d)	474	6(e)(g)	120,025
Dividends payable	2,339	—	—		—		—		2,339

Total current liabilities	237,506	88,165	23,373		1,435		9,028		359,507
Long-term debt, less current portion	285,304	689,813	47,182	4(d)	587,734	5(e)	(689,813	) 6(g)	920,220
Deferred compensation	5,918	—	—		—		—		5,918
Long-term operating lease obligations	43,693	28,468	—		—		914	6(e)	73,075
Deferred tax liabilities	12,394	15,811	—		—		72,658	6(h)	100,863
Other long-term liabilities	4,955	18	—		—		26,300	6(i)	31,273

Total liabilities	589,770	822,275	70,555		589,169		(580,913)		1,490,856
Stockholders’ equity:
Common stock	1,170	—	229	4(e)	—		—		1,399
Additional paid-in capital	1,041,483	258,883	1,204,059	4(e)	—		(20,881	) 6(j)	2,483,544
Retained earnings	395,643	61,675	—		(3,863	) 5(f)	(80,780	) 6(j)	372,675
Accumulated other comprehensive income	512	(872)	—		—		872	6(j)	512

Total stockholders’ equity	1,438,808	319,686	1,204,288		(3,863)		(100,789)		2,858,130

Total liabilities and equity	$2,028,578	$1,141,961	$1,274,843		$585,306		$(681,702)		$4,348,986

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2025

($ in 000s, except share and per share data)

			Transaction Accounting Adjustments
(in 000s except share and per share amounts)	VSE Corporation Historical For The Year Ended December 31, 2025	PAG Historical (Reclassified) For The Year Ended December 31, 2025 (Note 2)	Equity-Related Adjustments (Note 4)		Debt-Related Adjustments (Note 5)		Acquisition- Related Adjustments (Note 7)		Pro Forma Combined
Revenues:
Products	$703,925	$—	$—		$—		$(14,870	) 7(a)	$689,055
Services	408,350	595,562	—		—		(2,330	) 7(a)	1,001,582

Total revenues	1,112,275	595,562	—		—		(17,200)		1,690,637
Costs and operating expenses:
Products	589,963	—	—		—		(14,870	) 7(b)	575,093
Services	364,182	477,233	—		—		(1,323	) 7(c)	840,092
Selling, general and administrative expenses	13,340	16,942	—		—		17,376	7(d)	47,658
Earn-out receivable fair value adjustments	29,200	—	—		—		—		29,200
Amortization of intangible assets	25,995	15,952	—		—		38,215	7(e)	80,162

Total costs and operating expenses	1,022,680	510,127	—		—		39,398		1,572,205

Operating income	89,595	85,435	—		—		(56,598)		118,432
Interest expense, net	20,556	63,177	4,975	4(f)	31,194	5(g)	(63,177	) 7(f)	56,725

Income from continuing operations before income taxes	69,039	22,258	(4,975)		(31,194)		6,579		61,707
Provision (benefit) for income taxes	15,546	5,627	(1,194	) 4(g)	(7,487	) 5(h)	1,578	7(g)	14,070

Net income (loss) from continuing operations	$53,493	$16,631	$(3,781)		$(23,707)		$5,001		$47,637

Earnings per share (Note 8):
Basic
Continuing operations	$2.53							8	$1.63
Diluted
Continuing operations	$2.52							8	$1.60
Weighted average shares outstanding:
Basic	21,138,691							8	29,139,924
Diluted	21,238,718							8	29,689,436

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Company and PAG’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company and PAG’s financial statement presentation. The Company is currently in the process of evaluating PAG’s accounting policies, which will be finalized upon completion of the Acquisition, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform PAG’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC Topic 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and PAG. Under ASC Topic 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration for the Acquisition over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate consideration for the Acquisition has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of aggregate consideration for the Acquisition. The final valuation will be based on the actual net tangible and intangible assets of PAG existing on the Closing Date.

The amounts herein have been presented on the basis of continuing operations in accordance with Article 11 of Regulation S-X.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2 - Reclassification adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of PAG’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company noted no material differences in accounting policies. Certain reclassification adjustments have been made to conform PAG’s historical financial statement presentation to the Company’s financial statement presentation. Following the Acquisition, the combined company will finalize the review of accounting policies, reclassifications, and intercompany activity, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of reclassification adjustments made to present PAG’s balance sheet as of December 31, 2025 to conform with that of the Company’s:

PAG and Subsidiaries Historical Condensed Combined Balance Sheet Line Items (in 000s)	PAG and Subsidiaries As of December 31, 2025	Reclassification	Note		PAG and Subsidiaries Reclassified Amount As of December 31, 2025	VSE Financial Statement Line Item
Cash	$17,051	$—			$17,051	Cash and cash equivalents
Restricted cash	298	(298)	(a)		—	Prepaid expenses and other current assets
Accounts receivable, net of allowances	73,873	—			73,873	Receivables, net
Contract Assets	3,413	—			3,413	Contract assets
Inventory	188,879	—			188,879	Inventories
Prepaid expenses and other assets	4,918	298	(a)		5,216	Prepaid expenses and other current assets
Property and equipment, net	59,855	48	(b)		59,903	Property and equipment, net
Goodwill, net	444,723	—			444,723	Goodwill
Other intangible assets, net	315,819	—			315,819	Intangible assets, net
Related party receivable	730	—	(c)		730	Other assets
Operating lease, right-of-use assets, net	31,696	—			31,696	Operating lease right-of-use assets
Financing lease, right-of-use assets, net	48	(48)	(b)		—	Property and equipment, net
Other non-current assets	658	—			658	Other assets
Current maturities of long-term debt	—	—			—	Current portion of long-term debt
Current maturities of long-term debt —related party	7,060	33	(e)		7,093	Current portion of long-term debt
Accounts payable	34,617	—			34,617	Accounts payable
Accrued compensation and benefits	13,327	33,128	(d)		46,455	Accrued expenses and other current liabilities
Other accrued liabilities	13,964	(13,964)	(d)		—	Accrued expenses and other current liabilities
Operating lease liabilities, current portion	5,283	(5,283)	(d)		—	Accrued expenses and other current liabilities
Financing lease liabilities, current portion	33	(33)	(e)		—	Current portion of long-term debt
Other payables	11,706	(11,706)	(d)		—	Accrued expenses and other current liabilities
Income taxes payable	2,175	(2,175)	(d)		—	Accrued expenses and other current liabilities
Long-term debt, less current maturities and unamortized debt issuance costs	—	—			—	Long-term debt, less current portion
Long-term debt, less current maturities and unamortized debt issuance costs—related party	689,813	—			689,813	Long-term debt, less current portion
Deferred income taxes	15,811	—			15,811	Deferred tax liabilities
Operating lease liabilities, net of current portion	28,468	—			28,468	Long-term operating lease obligations
Financing lease liabilities, net of current portion	18	—	(f	)	18	Other long-term liabilities
Common stock	—	—			—	Common stock
Additional paid-in capital	259,805	(922)	(g	)	258,883	Additional paid-in capital
Accumulated other comprehensive income (loss)	(1,794)	922	(g	)	(872)	Accumulated other comprehensive income
Retained earnings	61,675	—			61,675	Retained earnings

a)	Reclassification of $298 thousand of restricted cash to prepaid expenses and other current assets.

b)	Reclassification of $48 thousand of finance lease, right-of-use assets to property and equipment, net.

c)	Reclassification of $730 thousand of related party receivable to other assets.

d)

Reclassification of $13 million of accrued compensation and benefits, $14 million of other accrued liabilities, $5 million of current portion of operating lease liabilities, $12 million of other payables and $2 million of income taxes payable to accrued expenses and other current liabilities.

e)	Reclassification of $33 thousand of financing lease liabilities, current portion to current portion of long-term debt.

f)	Reclassification of $18 thousand of financing lease liabilities, net of current portion to other long-term liabilities.

g)	Reclassification of $922 thousand of accumulated other comprehensive income (loss) to additional paid-in capital.

B)	Refer to the table below for a summary of adjustments made to present PAG’s Statement of Operations for the year ended December 31, 2025, to conform with that of the Company’s:

PAG and Subsidiaries Historical Condensed Combined Statement of Operations Line Items (in 000s)	PAG and Subsidiaries Year Ended December 31, 2025	Reclassification	Note	PAG and Subsidiaries Reclassed Year Ended December 31, 2025	VSE Financial Statement Line Item
Revenues	$595,562	$—		$595,562	Revenues - Services
Cost of Sales	366,466	105,750	(h),(j)	472,216	Costs and Operating Expenses - Services
General and administrative expenses	129,716	—		8,156	Selling, general and administrative expenses
		(105,608)	(h)	—	Costs and Operating Expenses - Services
		(15,952)	(i)	15,952	Amortization of intangible assets
Transaction and acquisition expenses	6,980	—		6,980	Selling, general and administrative expenses
Interest expense, net—related party	63,177	—		63,177	Interest expense, net
Related party management fee	4,943	—		4,943	Costs and Operating Expenses - Services
Loss (gain) on foreign exchange	74	—		74	Costs and Operating Expenses - Services
Other expense (income)	1,948	(142)	(j)	1,806	Selling, general and administrative expenses
Provision for income taxes	5,627	—		5,627	Provision for income taxes

h)	Reclassification of $106 million of general and administrative to Costs and Operating Expenses—Services.

i)	Reclassification of $16 million of general and administrative expenses to amortization of intangible assets.

j)	Reclassification of $142 thousand of other expense, net to Costs and Operating Expenses—Services.

Note 3 – Preliminary aggregate consideration allocation

Estimated Aggregate Consideration for the Acquisition

The following table summarizes the preliminary estimated aggregate consideration for the Acquisition with reference to the Company’s share price of $168.11 on May 4, 2026:

(in 000s)	Amount
Estimated cash paid for outstanding PAG capital stock (i)	$1,028,053
Estimated Rollover Purchaser Shares issued to PAG stockholders (ii)	238,002
Estimated payment of PAG debt (iii)	697,232
Estimated contingent consideration (iv)	26,300
Estimated payment of PAG transaction expenses (v)	45,026

Preliminary estimated aggregate consideration for the Acquisition	$2,034,613

(i)

The cash component of the preliminary estimated aggregate consideration for the Acquisition was based on the enterprise value of PAG on a cash-free, debt-free basis, assuming a normalized level of working capital at closing and was subject to customary adjustments for working capital, cash, debt, and transaction expenses. The unaudited pro forma Condensed Combined Balance Sheet reflects certain of these items based on historical balance sheet amounts as of December 31, 2025; accordingly, differences between those amounts and the actual balances at closing are reflected as corresponding adjustments to cash in order to arrive at a consistent aggregate consideration amount.

(ii)

Value of the Rollover Purchaser Shares issued was based on 1,415,752 shares of VSE common stock being issued at a share price of $194.24, which is the arithmetic mean of $200.49, which is the 20-day Volume-Weighted Average Price (“VWAP”) prior to the signing date of the Stock Purchase Agreement, and $188.00, which is the public offering price of the Common Stock Offering. Fair value of Rollover Purchaser Shares was determined using the closing share price as of May 4, 2026.

(iii)

The total debt to be paid down reflected in the unaudited pro forma Condensed Combined Balance Sheet is $697 million which includes debt and accrued interest outstanding at December 31, 2025. At closing, $726 million was paid out in cash to settle outstanding PAG debt.

(iv)

Contingent consideration is in the form of an Earn-Out Payment paid in VSE common stock, cash, or a combination of the two, at the sole discretion of the Company, determined based on the achievement of certain full-year 2026 adjusted EBITDA performance thresholds by PAG. If the Company elects to pay any portion of the Earn-Out Payment in the form of VSE common stock, the number of shares to be delivered will be determined based on the 20-day VWAP of VSE common stock calculated on the Earn-Out Determination Date (as defined in the Stock Purchase Agreement). The amount presented represents the acquisition date provisional fair value of the estimated future payment to Seller based on a closed form Black-Scholes Model.

(v)	These costs consist of legal advisory, financial advisory, accounting and consulting costs of PAG.

Preliminary Aggregate Consideration Allocation

The assumed accounting for the Acquisition, including the preliminary aggregate consideration allocation for the Acquisition, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of PAG, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to PAG and the Company’s combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate consideration allocation, as if the Acquisition had been completed on December 31, 2025:

(in 000s)	Amount
Assets:
Cash and cash equivalents	$17,051
Receivables, net	73,873
Contract assets	3,413
Inventories	188,879
Prepaid expenses and other current assets	5,216
Property and equipment, net	59,903

Intangible assets, net (i)	650,000
Goodwill	1,197,110
Operating lease right-of-use assets	35,466
Other assets	1,388
Liabilities:
Accounts payable	32,888
Accrued expenses and other current liabilities	46,929
Long-term operating lease obligations	29,382
Deferred tax liabilities (ii)	88,469
Other long-term liabilities	18

Total fair value of net assets acquired:	$2,034,613

(i)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

(in 000s)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:

Customer relationships	$650,000	11 -14 years

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $5 million for the year ended December 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(ii)	Deferred tax liabilities were derived based on incremental differences in the book and tax basis created from the preliminary aggregate consideration allocation.

Note 4 – Equity-Related Adjustments

The following summarizes the pro forma adjustments in connection with the TEU Offering, the Common Stock Offering and the Acquisition as if each had occurred on January 1, 2025, for the purposes of the unaudited pro forma Condensed Combined Statement of Operations, and as if each had occurred on December 31, 2025, for the purposes of the unaudited pro forma Condensed Combined Balance Sheet.

(a) Adjustments to cash consist of the following:

(in 000s)	Amount
Gross proceeds raised from the equity component of the TEUs	$388,033
Gross proceeds raised from the debt component of the TEUs	71,967
Gross proceeds raised from sale of VSE common stock	862,500
Cash paid for financing fees related to TEUs and VSE common stock	(47,657)

Net pro forma transaction accounting adjustment to cash and cash equivalents related to Equity Financing	$1,274,843

(b) Adjustment to record the current portion of the amortizing notes component of the TEUs.

(c) Adjustment to record unpaid financing fees incurred for issuance of TEUs and Common Stock Offerings.

(d) Adjustment to record the non-current portion of the amortizing notes component of the TEUs.

(e) Adjustment to record the VSE common stock and purchase contract component of the TEUs. Based on the expected structure of the TEUs, the Company expects the purchase contract component of the TEUs to meet equity classification.

(in 000s)	Common stock	Additional Paid In Capital
Issuance of VSE common stock	$229	$828,757
Equity component of TEUs	—	375,302

Net pro forma transaction accounting adjustments to equity related to Equity Financing	$229	$1,204,059

(f) Adjustments to interest expense consist of the following:

(in 000s)	For the Year Ended December 31, 2025
Interest expense related to the debt component of TEUs	$3,733
Amortization of deferred financing fees related to TEUs	1,242

Pro forma adjustment to interest expense	$4,975

(g) Adjustment to record the income tax impacts of the pro forma adjustments using a blended tax rate of 24% for the year ended December 31, 2025. These rates do not reflect VSE’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

Note 5 – Debt-Related Adjustments

The following summarizes the pro forma adjustments in connection with the Debt Financing and the refinancing of certain existing debts of the Company as if each had occurred on January 1, 2025, for the purposes of the unaudited pro forma Condensed Combined Statements of Operations, and as if each had occurred on December 31, 2025, for the purposes of the unaudited pro forma Condensed Combined Balance Sheet.

(a) Adjustments to cash consist of the following:

(in 000s)	Amount
Gross proceeds raised from New Term Loan B Facility, net of original issue discount	$897,750
Cash paid for financing fees for the New Term Loan B Facility	(15,712)
Cash paid for financing fees for the New Revolving Credit Facility	(1,190)
Less: Extinguishment of existing Term Loan A Facility	(296,732)

Net pro forma transaction accounting adjustment to cash and cash equivalents related to Debt Financing	$584,116

(b) Adjustments to other assets for deferred financing fees related to the New Revolving Credit Facility.

(c) Adjustments to current portion of long-term debt consist of the following:

(in 000s)	Amount
Extinguishment of existing Term Loan A Facility	$(7,500)
Current portion of New Term Loan B Facility	9,000

Total current portion of long-term debt	$1,500

(d) Adjustments to accrued expenses and other current liabilities to remove accrued interest paid off in connection with the extinguishment of Term Loan A Facility.

(e) Adjustments to long-term debt consist of the following:

(in 000s)	Amount
Record aggregate amount of New Term Loan B Facility, net of current portion and original issue discount	$888,750
Less: cash paid for extinguishment of existing Term Loan A Facility, net of current portion	(285,304)
Less: cash paid for financing fees for the New Term Loan B Facility	(15,712)

Total adjustments to debt, net of current portion	$587,734

(f) Adjustment to retained earnings for loss on extinguishment of existing Term Loan A Facility.

(g) Adjustments to interest expense consist of the following:

(in 000s)	For the Year Ended December 31, 2025
Interest expense related to paydown of existing borrowings	$(25,796)
Interest expense related to new debt borrowings	50,607
Amortization of deferred financing fees related to new debt borrowings	2,520
Loss on extinguishment of existing Term Loan A Facility	3,863

Pro forma adjustment to interest expense related to Debt Financing	$31,194

A 0.125% change in the respective variable interest rate of the respective loans would result in an increase or decrease in pro forma interest expense of approximately $1 million for the year ended December 31, 2025.

(h) Adjustment to record the income tax impacts of the pro forma adjustments using a blended tax rate of 24% for the year ended December 31, 2025. These rates do not reflect VSE’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

Note 6 – Acquisition-Related Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in Acquisition-Related Adjustments column in the unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2025, are as follows:

(a) Reflects adjustment to cash and cash equivalents:

	$
(in 000s)	Amount
Pro forma transaction accounting adjustments:
Preliminary estimated aggregate consideration		$2,034,613
Less: contingent consideration		(26,300)
Less: Rollover Purchaser Shares		(238,002)

Total acquisition related adjustment to cash		$1,770,311

(b) Represents an adjustment to eliminate accounts receivable between the Company and PAG.

(c) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

	$
(in 000s)	Amount
Pro forma transaction accounting adjustments:
Elimination of PAG’s historical net book value of intangible assets		$(315,819)
Preliminary fair value of acquired intangibles		650,000

Net pro forma transaction accounting adjustment to intangible assets		$334,181

The fair value of acquired customer relationships was determined using the “multi-period excess earnings method” which is a variation of the income approach based on expected future revenues derived from the customers acquired. The above fair value estimates are preliminary and subject to change and could vary materially from the actual adjustment on the Closing Date.

(d) Reflects a preliminary goodwill adjustment of $752 million which represents the elimination of historical goodwill and excess of the estimated aggregate consideration for the Acquisition over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in 000s)	Amount
Pro forma transaction accounting adjustments:
Elimination of PAG’s historical goodwill	$(444,723)
Goodwill per aggregate consideration allocation (Note 3)	1,197,110

Net pro forma transaction accounting adjustment to goodwill	$752,387

(e) Reflects the preliminary purchase accounting adjustment for right-of-use (“ROU”) assets and lease liabilities, based on the acquisition method of accounting, at the present value of the remaining lease payments in accordance with ASC Topic 805.

(in 000s)	Amount
Pro forma transaction accounting adjustments:
Adjustment to operating ROU assets	$3,770
Adjustment to short-term lease liability	$800
Adjustment to long-term lease liability	$914

(f) Represents an adjustment to accounts payable:

(in 000s)	Amount
Pro forma transaction accounting adjustments:
Elimination of accounts payable between the Company and PAG	$(1,729)
Adjustment to record transaction fees and expenses to be incurred by the Company	17,376

Net pro forma transaction accounting adjustment to accounts payable	$15,647

(g) Represents an adjustment to eliminate $7 million of PAG’s current portion of long-term debt, $690 million of PAG’s non-current portion of long-term debt, and $0.3 million of accrued interest that was repaid, or caused to be repaid, by VSE in connection with the Closing Date from the $2.035 billion acquisition consideration.

(h) Represents the adjustment to deferred tax liability of $73 million associated with the incremental differences in the book and tax basis created from the preliminary aggregate consideration allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable blended tax rate with the respective estimated aggregate consideration allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(i) Reflects adjustment to other long-term liabilities for Earn-Out Payment included in purchase consideration. Refer to Note 3 for more details.

(j) Reflects the adjustments to equity:

(in 000s)	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income
Elimination of transactions between the Company and PAG	$—	$(1,729)	$—
Issuance of Rollover Purchaser Shares as part of purchase consideration	238,002	—	—
Elimination of historical goodwill	(444,723)	—	—
Elimination of PAG’s historical equity	185,840	(61,675)	872
Adjustment to accrue for transaction fees and expenses to be incurred by the Company	—	(17,376)	—

Total adjustment to stockholders’ equity	$(20,881)	$(80,780)	$872

Note 7 – Acquisition-Related Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Adjustments included in Acquisition-Related Adjustments column in the unaudited pro forma Condensed Combined Statements of Operations for year ended December 31, 2025, are as follows:

(a) Represents adjustments to eliminate revenue between the Company and PAG.

(b) Represents adjustments to eliminate cost of sales (products) between the Company and PAG.

(c) Represents adjustments to cost of sales (services) for eliminations between the Company and PAG and for lease remeasurement:

(in 000s)	For the Year Ended December 31, 2025
Lease Remeasurement	$1,007
Elimination of PAG-VSE cost of sales (services)	(2,330)

Pro forma adjustment to Services	$(1,323)

(d) Represents non-recurring transaction-related costs of approximately $17 million in connection with the Acquisition that were not reflected in the historical Condensed Combined Statement of Operations. These non-recurring transaction-related costs were not eligible for capitalization and are reflected as if incurred on January 1, 2025, the assumed date the Acquisition occurred for purposes of the unaudited pro forma Condensed Combined Statement of Operations.

(e) Represents adjustments to amortization of intangible assets for the year ended December 31, 2025:

(in 000s)	For the Year Ended December 31, 2025
Historical Amortization Elimination	$(15,952)
Amortization of Acquired Intangible Assets	54,167

Pro forma adjustment to Amortization of Intangible Assets	$38,215

(f) Represents adjustments to add back interest expense related to historical PAG indebtedness that will not be assumed by VSE.

(g) Represents adjustments to record the income tax impacts of the pro forma adjustments using a blended tax rate of 24% for the year ended December 31, 2025.

These rates do not reflect VSE’s effective tax rate, which includes foreign taxes and other items and may differ from the rates assumed for purposes of preparing these statements.

Note 8 – Earnings Per Share

The unaudited pro forma basic and diluted earnings per share (“EPS”) for the year ended December 31, 2025, are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of VSE common stock outstanding.

In connection with the issuance of the Rollover Purchaser Shares by the Company to Seller, the number of such Rollover Purchaser Shares issued is calculated using the arithmetic mean of the 20-day VWAP prior to the signing of the Stock Purchase Agreement and the assumed public offering price of the Common Stock Offering based on the closing stock price of VSE common stock on January 30, 2026. The effect of the issuance of Rollover Purchaser Shares is included in the unaudited pro forma basic and diluted EPS.

In connection with the Units Offering, prepaid stock purchase contracts were issued, which give the holder the mandatory option to redeem the stock contracts for a variable number of shares of VSE common stock, subject to a minimum share settlement rate, for no additional consideration. The unaudited pro forma basic EPS calculation gives effect to the assumed TEU issuance by including the minimum number of shares of VSE common stock issuable in its weighted average shares outstanding, as if they were issued and outstanding as of January 1, 2025, such that the total average of weighted shares outstanding would be 29.1 million for the year ended December 31, 2025 on a pro forma consolidated basis.

The unaudited pro forma diluted EPS calculation gives effect to all potentially dilutive shares following the close of the Acquisition and the Financing, including the shares of VSE common stock issuable pursuant to the prepaid stock purchase contracts as part of the Units Offering and VSE common stock issued as part of the Common Stock Offering. For purposes of calculating unaudited pro forma diluted EPS, the maximum amount of shares of VSE common stock that would be exercisable as part of the Units Offering are included. The exercise of the prepaid stock purchase contracts is assumed to have occurred on January 1, 2025.

The unaudited pro forma basic EPS are calculated as follows:

(in 000s)	For the Year Ended December 31, 2025
Pro forma net income attributable to continuing operations	$47,637
Pro forma basic weighted-average VSE common stock outstanding	29,140

Pro forma basic EPS - continuing operations	$1.63

The unaudited pro forma diluted EPS are calculated as follows:

(in 000s)	For the Year Ended December 31, 2025
Pro forma net income attributable to continuing operations	$47,637
Pro forma diluted weighted-average VSE common stock outstanding	29,689

Pro forma diluted EPS - continuing operations	$1.60